FOURTH AMENDMENT

TO ETF DISTRIBUTION AGREEMENT

This fourth amendment (the “Amendment”) to the ETF Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of April 14, 2022 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of three new Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect:

(i) the addition of three new Funds:

•	Ionic Inflation Protection ETF; and
•	Constrained Capital ESG Orphans ETF ; and
•	Constrained Capital ESG Orphans Daily Inverse ETF

3.	Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Eric Falkeis	By:	/s/ Mark Fairbanks
Name:	Eric Falkeis	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

Effective as of April 14, 2022

FUNDS:

National Investment Services Ultra-Short Duration Enhanced Income ETF

RPAR Risk Parity ETF

UPAR Ultra Risk Parity ETF

SoFi Social 50 ETF

SoFi Select 500 ETF

SoFi Gig Economy ETF

SoFi Next 500 ETF

SoFi Weekly Income ETF

SoFi Weekly Dividend ETF

SP Funds Dow Jones Global Sukuk ETF

SP Funds S&P 500 Sharia Industry Exclusions ETF

SP Funds S&P Global REIT Sharia ETF

Leatherback Long/Short Absolute Return ETF

Leatherback Long/Short Alternative Yield ETF

Adasina Social Justice All Cap Global ETF

ATAC US Rotation ETF

ATAC Credit Rotation ETF

Gotham Enhanced 500 ETF

Sound Fixed Income ETF

Sound Enhanced Fixed Income ETF

Sound Equity Income ETF

Sound Enhanced Equity Income ETF

Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF

American Customer Satisfaction ETF

iClima Climate Change Solutions ETF

iClima Distributed Smart Energy ETF

ZEGA Buy and Hedge ETF

Robinson Alternative Yield Pre-Merger SPAC ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF

SonicSharesTM Global Shipping ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily Blockchain ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF

Constrained Capital ESG Orphans Daily Inverse ETF